Exhibit 99.1

 NewsRelease

TC PipeLines, LP to Attend RBC Capital Markets 2018 Midstream Conference

HOUSTON, Texas – November 2, 2018 – TC PipeLines, LP (NYSE: TCP) (the Partnership) will participate at the RBC Capital Markets 2018 Midstream Conference on Tuesday and Wednesday, November 13 and 14, 2018 in Dallas, Texas. Nathan Brown, president of TC PipeLines GP, Inc., the Partnership's general partner, will attend and meet with investors during the conference.

A copy of the meeting materials will be available on the morning of November 13, 2018 in the Investor Center section of the Partnership's website at http://www.tcpiplineslp.com/events-and-presentations.html.

About TC PipeLines, LP

TC PipeLines, LP is a Delaware master limited partnership with interests in eight federally regulated U.S. interstate natural gas pipelines which serve markets in the Western, Midwestern and Northeastern United States. The Partnership is managed by its general partner, TC PipeLines GP, Inc., a subsidiary of TransCanada Corporation (NYSE:TRP). For more information about TC PipeLines, LP, visit the Partnership's website at www.tcpipelineslp.com.

Media Inquiries:
Grady Semmens
403.920.7859 or 800.608.7859

Unitholder and Analyst Inquiries:
Rhonda Amundson
877.290.2772
investor_relations@tcpipelineslp.com